SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                          Date of Report: May 22, 2006
                        (Date of earliest event reported)

                           STEM CELL INNOVATIONS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                         0-10379                22-2313648
(State or other jurisdiction of     (Commission File No.)       (IRS Employer
       incorporation)                                        Identification No.)


                                1812 Front Street
                             Scotch Plains, NJ 07076
                    (Address of Principal Executive Offices)

                                 (908) 663-2150
               (Registrant's telephone number including area code)

                            INTERFERON SCIENCES, INC.

          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 9.01         Financial Statements and Exhibits.
----------------------------------------------------

(a)      Financial Statements

         In this Amendment to the Company's Current Report on Form 8-K are the audited financial statements for Amphioxus Cell Technologies, Inc. at December 31, 2005 and for the years ended December 31, 2005 and December 31, 2004.

(b)      Exhibits

         None.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 22, 2006

                                           STEM CELL INNOVATIONS, INC.

                                           By: /s/ JAMES H. KELLY
                                               -------------------------------
                                           Its:   Chief Executive Officer

                        AMPHIOXUS CELL TECHNOLOGIES, INC.


                              FINANCIAL STATEMENTS


                           DECEMBER 31, 2005 AND 2004

AMPHIOXUS CELL TECHNOLOGIES, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004



                                 C O N T E N T S
                                 ---------------

                                                                            Page
                                                                            ----

Report of Independent Registered Public Accounting Firms ................    2-3

Balance Sheets...........................................................      4

Statements of Operations.................................................      5

Statements of Changes in Capital Deficiency..............................      6

Statements of Cash Flows.................................................      8

Notes to Financial Statements ...........................................      9

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------


Board of Directors and Stockholders
Amphioxus Cell Technologies, Inc.


We have audited the accompanying balance sheet of Amphioxus Cell Technologies, Inc. as of December 31, 2005, and the related statements of operations, changes in capital deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amphioxus Cell Technologies, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

Eisner LLP


New York, New York
March 23, 2006

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------


Board of Directors
Amphioxus Cell Technologies, Inc.


We have audited the accompanying balance sheet of Amphioxus Cell Technologies, Inc. as of December 31, 2004, and the related statements of operations, changes in capital deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amphioxus Cell Technologies, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

UHY, LLP


Houston, Texas
August 28, 2005

With respect to Note G, May 15, 2006

AMPHIOXUS CELL TECHNOLOGIES, INC.
BALANCE SHEETS

                                                                           December 31,
                                                                   ----------------------------
                                                                       2005            2004
                                                                   ------------    ------------
                                                                                   As restated
                                                                                   (See Note G)
ASSETS

Current assets
   Cash                                                            $     65,537    $     19,000
   Other receivables                                                    395,066              --
                                                                   ------------    ------------
Total current assets                                                    460,603          19,000
                                                                   ------------    ------------

Property, plant and equipment, at cost
    Manufacturing equipment                                             868,297         641,798
    Office equipment                                                     89,972          69,778
                                                                   ------------    ------------
                                                                        958,269         711,576
Less accumulated depreciation                                          (724,303)       (673,772)
                                                                   ------------    ------------
                                                                        233,966          37,804
                                                                   ------------    ------------
Other assets                                                              7,995           7,995
                                                                   ------------    ------------

TOTAL ASSETS                                                       $    702,564    $     64,799
                                                                   ============    ============


LIABILITIES AND CAPITAL DEFICIENCY

Current liabilities
   Accounts payable                                                $    306,144    $     97,238
   Accrued expenses                                                     380,146         419,519
   Notes payable (including accrued interest of
      $1,899,403 and $1,299,090)                                      7,877,403       5,099,090
                                                                   ------------    ------------
     Total current liabilities                                        8,563,693       5,615,847
                                                                   ------------    ------------
Redeemable preferred stock, series A, $1 par value; 5,000,000 shares authorized; 2,000,000 shares issued and outstanding -
     at redemption value                                              3,500,000       3,200,000
Capital deficiency
Capital stock, $0.01 per share
   Common stock; 20,000,000 shares authorized; 6,739,383
    shares issued and outstanding                                        67,394          67,394
   Common stock class B; 5,000,000 shares authorized;
    1,185,265 shares issued and outstanding                              11,853          11,853
Additional paid-in capital                                              567,756         567,756
Accumulated deficit                                                 (10,508,132)     (8,198,051)
    Preferred Series A accumulated redemption payable                (1,500,000)     (1,200,000)
                                                                   ------------    ------------
     Total capital deficiency                                       (11,361,129)     (8,751,048)
                                                                   ------------    ------------

TOTAL LIABILITIES AND CAPITAL DEFICIENCY                           $    702,564    $     64,799
                                                                   ============    ============

See accompanying notes to financial statements.

AMPHIOXUS CELL TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS

                                                              Year Ended December 31,
                                                         --------------------------------
                                                              2005              2004
                                                         --------------    --------------
Revenue:
Contract research services                               $        6,500    $       19,090
Sales and other revenue                                           2,649            11,916
                                                         --------------    --------------

Total revenue                                                     9,149            31,006
                                                         --------------    --------------

Cost and expenses
Cost of sales                                                     2,126            18,091
Research and development                                        116,061            45,835
General and administrative                                    1,320,344         1,081,655
Depreciation                                                     50,531           142,315
                                                         --------------    --------------

Total costs and expenses                                      1,489,062         1,287,896
                                                         --------------    --------------

Loss from operations before interest and other expense       (1,479,913)       (1,256,890)
Interest expense                                               (823,417)         (487,417)
Other expense                                                    (6,751)           (6,855)
                                                         --------------    --------------

Net loss                                                 $   (2,310,081)   $   (1,751,162)
                                                         ==============    ==============

See accompanying notes to financial statements.

AMPHIOXUS CELL TECHNOLOGIES, INC.
STATEMENTS OF CHANGES IN CAPITAL DEFICIENCY
YEARS ENDED DECEMBER 31, 2005 AND 2004


                                  Series A                                                      Class B
                               Preferred Stock                  Common Stock                  Common Stock
                         ----------------------------    ---------------------------   ---------------------------
                            Shares          Amount          Shares         Amount         Shares         Amount
                         ------------    ------------    ------------   ------------   ------------   ------------
Balances at                 2,000,000    $  2,000,000       6,739,383   $     67,394      1,185,265   $     11,853
  January 1, 2004,
  previously stated

Cumulative effect of
Restating Series A
Preferred Stock and
recording the
accumulated
redemption payable
  See Note G               (2,000,000)     (2,000,000)
                         ------------    ------------    ------------   ------------   ------------   ------------
Balances at January 1,             --              --       6,739,383         67,394      1,185,265         11,853
  2004, as Restated

Preferred Stock
Series A
accumulated
redemption
  payable


Net loss                                                           --             --             --             --
                         ------------    ------------    ------------   ------------   ------------   ------------

Balances at
  December 31, 2004                --              --       6,739,383         67,394      1,185,265         11,853

Preferred Stock Series
  A accumulated
  redemption payable

Net loss                                                           --             --             --             --
                         ------------    ------------    ------------   ------------   ------------   ------------

Balances at
  December 31, 2005                --    $         --       6,739,383   $     67,394      1,185,265   $     11,853
                         ============    ============    ============   ============   ============   ============


                            Preferred
                         Stock Series A
                           Accumulated     Additional
                            redemption       Paid-In      Accumulated
                             payable         Capital        Deficit          Total
                           ------------    ------------   ------------    ------------
Balances at                $         --    $    567,756   $ (6,446,889)   $ (3,799,886)
  January 1, 2004,
  previously stated

Cumulative effect of
Restating Series A
Preferred Stock and
recording the
accumulated
redemption payable
  See Note G                   (900,000)                                    (2,900,000)
                           ------------    ------------   ------------    ------------
Balances at January 1,         (900,000)        567,756     (6,446,889)     (6,699,886)
  2004, as Restated

Preferred Stock
Series A
accumulated
redemption
  payable                      (300,000)                                      (300,000)


Net loss                                             --     (1,751,162)     (1,751,162)
                           ------------    ------------   ------------    ------------

Balances at
  December 31, 2004          (1,200,000)        567,756     (8,198,051)     (8,751,048)

Preferred Stock Series
  A accumulated
  redemption payable           (300,000)                                      (300,000)

Net loss                             --              --     (2,310,081)     (2,310,081)
                           ------------    ------------   ------------    ------------

Balances at
  December 31, 2005        $ (1,500,000)   $    567,756   $(10,508,132)   $(11,361,129)
                           ============    ============   ============    ============

See accompanying notes to financial statements.

AMPHIOXUS CELL TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS

                                                                    Year Ended December 31,
                                                                  ----------------------------
                                                                      2005            2004
                                                                  ------------    ------------
Cash flows from operating activities

Net loss                                                          $ (2,310,081)   $ (1,751,162)

Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation                                                         50,531         142,315
    Accrued interest                                                   600,313         564,376

   Loss on sale of property and equipment                                   --           1,882

Changes in operating assets and liabilities:
   Accounts and other receivables                                           --           6,135

   Accounts payable                                                    208,906          48,033
   Accrued expenses                                                    (39,373)        290,174
                                                                  ------------    ------------
     Net cash used in operating activities                          (1,489,704)       (698,247)
                                                                  ------------    ------------

Cash flows from investing activities
   Additions to property and equipment                                (246,693)         (3,024)
                                                                  ------------    ------------
     Net cash used in investing activities                            (246,693)         (3,024)
                                                                  ------------    ------------

Cash flows from financing activities
   Proceeds from short-term debt                                     2,982,934         720,000
   Repayment of short-term debt                                     (1,200,000)             --
                                                                  ------------    ------------
     Net cash provided by financing activities                       1,782,934         720,000
                                                                  ------------    ------------

Net increase in cash                                                    46,537          18,729

Cash - beginning of year                                                19,000             271
                                                                  ------------    ------------

Cash - end of  year                                               $     65,537    $     19,000
                                                                  ============    ============

Noncash Investing and Financing Activities:

Accretion of Preferred Stock Series A                             $    300,000    $    300,000

See accompanying notes to financial statements.

AMPHIOXUS CELL TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005, AND 2004

NOTE A -  THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

The Company: Amphioxus Cell Technologies, Inc. (the "Company") is a biotechnology company based in Houston, Texas. The Company develops human liver based tools for assessing metabolism and toxicity issues in new drug development. The Company's ACTIVTox(R) product achieves this goal by combining a highly developed human liver cell line with meaningful, high throughput assays. ACTIVTox(R) provides a unified human liver system that is useful in drug discovery, potency ranking, toxicity testing and metabolic profiling, all in the same basic assay.

Pursuant to the terms of the Agreement and Plan of Merger, dated February 14, 2006, by and among the Company, Stem Cell Innovations, Inc. ("SC"), and a wholly-owned subsidiary of SC, Amphioxus Acquisition, Inc. ("Acquisition Sub"), the Company merged with and into Acquisition Sub (the "Merger"), such that Acquisition Sub was the surviving corporation, changed its name to Amphioxus Cell Technologies, Inc. and became a wholly-owned subsidiary of SC. Upon the completion of the Merger, the stockholders of the Company controlled approximately 77% of the merged entitiy. The Merger will be accounted for as a reverse acquisition with the Company being the accounting acquirer.

In the Merger, all outstanding shares of common stock (excluding Class B) of the Company were converted into 75,782 shares of Series 1 Convertible Preferred Stock of SC. Upon SC obtaining stockholder approval to increase the authorized common stock of SC, the Series 1 Convertible Preferred Stock received by the Company's stockholders is mandatorily convertible into an aggregate of 757,821,430 shares of the common stock of SC. Immediately prior to the completion of the Merger, the Company acquired from Plurion, Inc. ("Plurion") all of its assets, consisting of a patent and an assignment of its license to certain patents and patent applications in the field of pluripotent stem cells (the "Vanderbilt License"), and assumed certain liabilities of Plurion. The assets acquired from Plurion were valued at $5,700,000, based upon an independent appraisal. This acquisition was effected in exchange for 6,739,383 shares of common stock of the Company, which were exchanged for 37,891 shares of Series 1 Convertible Preferred Stock in the Merger.

In connection with the Merger, Eaglestone Investment Partners I, L.P. ("Eaglestone") restructured its investment. In exchange for its investment in the Company which consisted of (i) a promissory note in the amount of $ 3,529,335, including accrued interest, (ii) 2,000,000 shares of the Company's Series A Preferred Stock (with a redemption value of $3,500,000 at December 31,
2005) and (iii) 1,185,265 shares of the Company's Class B Stock, Eaglestone received 2,000,000 shares of Series 2 Preferred Stock, par value $.01 per share (the "Series 2 Preferred"), of SC, a promissory note of SC in the principal amount of $2,935,000 (the "Eaglestone Note") and a royalty right with respect to revenues received by SC related to the C3A liver cell line technology of the Company (the "Royalty Right").

The Series 2 Preferred ranks senior to the Series 1 Convertible Preferred Stock, does not pay dividends, does not carry the right to any vote except as required by the Delaware General Corporation Law and is redeemable by the Company for an aggregate payment of $3,065,000. The Eaglestone Note bears interest at the rate of 4% per annum from the date of the Merger and is repayable on June 15, 2009 or earlier to the extent of (i) 50% of the excess proceeds of an offering of equity securities by SC that raises in excess of $6.5 million of net proceeds, (ii) 10% of the excess proceeds of a series of such equity offerings that raise in excess of $15 million or (iii) 25% of after-tax net income of SC in excess of $1 million measured cumulatively from the closing of the Merger, and is also repayable in full if there is a change in control of SC. The Series 2 Preferred is mandatorily redeemable on June 15, 2009 or earlier on the same basis as the Eaglestone Note described above after the repayment of the Eaglestone Note. In

AMPHIOXUS CELL TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005, AND 2004

addition, the Royalty Right entitles Eaglestone to 2.5% of the revenues from products incorporating the C3A liver cell line technology for the greater of 10 years or the life of the relevant patents. SC may repurchase this Royalty Right at any time for $10 million. Until the Eaglestone Note is repaid and the Series 2 Preferred redeemed as set forth above, Eaglestone is also entitled to a 2.5% royalty on any other sales and licensing revenues of SC and its subsidiaries, provided, however, that any such other royalty payments will be credited against SC's obligations to pay the principal of and interest on the Eaglestone Note and to redeem the Series 2 Preferred. Eaglestone has agreed that SC may repurchase the Eaglestone Note and the Series 2 Preferred at any time prior to May 14, 2007, for $4.8 million, against which will be credited any intervening principal payments on the Eaglestone Note and redemption payments on the Series 2 Preferred, any royalty payments resulting from technologies other than the C3A liver cell line technology and the principal amount of any portion of the Eaglestone Note or the liquidation value of any Series 2 Preferred voluntarily exchanged by Eaglestone for other equity securities of SC.

In connection with the Merger, two other directors and stockholders of the Company, Dr. Sussman and Mr. Germain exchanged their Company debt for new debt of SC. In addition, a note payable in the amount of $569,361 including accrued interested, which was due to SC, was cancelled in the Merger and will be treated as contribution to capital. (See Note B.)

All of the other note holders of the Company converted the $3,274,768 of debt including accrued interest held by them into Series 1 Convertible Preferred and warrants to purchase SC common stock upon the completion of the Merger. As a result of these transactions, these note holders received 16,083 shares of Series 1 Preferred convertible into 160,825,597 shares of Common Stock and warrants to purchase 41,662,803 shares of Common Stock.
(See Note B. )

In connection with the Merger, on February 14, 2006, SC completed a private placement of notes and warrants to accredited investors pursuant to which SC sold an aggregate of $2,350,000 principal amount of notes convertible into 78,333,332 shares of common stock and warrants to purchase 39,166,667 shares of common stock at an exercise price of $.06 per share. The notes are due December 31, 2008. On the same date, SC completed another private placement of $1,563,000 which consisted of 5,212 shares of Series 1 Convertible Preferred which are convertible into 52,116,667 shares of common stock and warrants to purchase 26,058,333 shares of common stock at $.06 per share.

Basis of Accounting: The Company maintains its accounts on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Revenue Recognition: Revenues from assay kits are recognized when the products are shipped. Revenue from contract research is recognized when the research and testing is completed. The Company currently generates revenue from retail sales of ACTIVTox Kits and Multi Well Plates, primarily to laboratories. In addition, the Company also recognizes revenue from contract research work with these and other assays.

Property, Plant and Equipment: Property, plant and equipment are stated at cost. Depreciation is based on the straight line method. Manufacturing plant, office equipment and computer equipment and software are all depreciated over an estimated five-year useful life. Furniture and fixtures are depreciated over an estimated seven-year useful life.

AMPHIOXUS CELL TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005, AND 2004

Property, plant and equipment consist of the following:

                                                       December 31,
                                                 -----------------------
                                                    2005         2004
                                                 ----------   ----------

      Plant and equipment                        $  868,297   $  641,798
      Computers and equipment                        65,012       44,818
      Furniture and fixtures                         24,960       24,960
                                                 ----------   ----------
                                                    958,269      711,576
      Less:  accumulated depreciation               724,303      673,772
                                                 ----------   ----------

                                                 $  233,966   $   37,804
                                                 ==========   ==========

Repairs and Maintenance: Major additions or improvements to property, plant and equipment are capitalized and depreciated over the estimated useful lives. Routine maintenance and repair costs are expensed as incurred.

Research and Development: Research and development expenses are charged to operations as incurred.

Income Taxes: Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. At December 31, 2005 and 2004, the Company has recorded a full valuation allowance for the net deferred tax asset.

Concentrations of Credit Risk: The Company maintains cash in a bank account which, at times, exceeds federally insured limits. The Company monitors the financial condition of the bank and has experienced no losses associated with this account.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE B - NOTES PAYABLE

The Company owed principal and accrued interest in an aggregate amount of $7,877,403 and $5,099,090 at December 31, 2005 and 2004, respectively, as set forth in the table below.

                                                                     December 31,
                                                              -----------------------
                                                                 2005         2004
                                                              ----------   ----------
   Dr. Sussman; interest accrued at 9.5%                      $  165,611   $  154,094
   Mark Germain; interest accrued at 9.5%                        338,328      315,447
   Eaglestone; interest accrued at 14%                         3,529,335    3,068,496
   Stem Cell Innovations, Inc.; interest accrued at 10%          569,361      535,515
   All other note holders; interest accrued at 2.26% to 10%    3,274,768    1,025,538
                                                              ----------   ----------

                                                              $7,877,403   $5,099,090
                                                              ==========   ==========

AMPHIOXUS CELL TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005, AND 2004

In connection with the Merger, described in Note A, the notes payable due to Dr. Sussman and Mr. Germain were exchanged for new notes in the principal amount of $ 150,000 and $ 250,000, respectively. The new notes are due June 15, 2009 (subject to earlier repayment under certain conditions) and bear interest at the rate of 4% per annum. The difference between the amount the notes payable due to Dr. Sussman and Mr. Germain on the date of the Merger and the principal amount of the new notes will be accounted for as a capital contribution. In addition, in connection with the Merger, the note payable due to Eaglestone was restructured. (See Note A.)

On March 20, 2003, SC entered into a collateralized note agreement, as amended (the "Note") with the Company to advance up to $500,000. The Note was due on December 31, 2005, bore interest at the rate of 10% per annum and was collateralized by all of the assets of the Company. Through December 31, 2005, the Company borrowed $475,000 against the Note and accrued interest of $94,361. In addition, SC received a warrant, exercisable until March 2008, to purchase for $100,000, an aggregate of 20% of the common stock of the Company on a fully diluted basis. In connection with Merger, the Note, accrued interest, and warrants were cancelled and contributed as capital to the Company.

The Company owed $ 3,274,768, and $1,025,538 in other notes payable December 31, 2005 and 2004, respectively. The notes have fixed interest rates of 2.26% to 10%. All of the other notes payable were due on demand with no monthly repayment terms and consisted of the following:

Notes payable in the amount of $775,000, which in connection with the Merger were exchanged for 7,750 shares of Series 1 Convertible Preferred Stock of Stem Cell Innovations (mandatorily convertible into 77,500,000 shares of Stem Cell upon stockholder approval). The notes bore interest at 10% per annum and were due in November 2005.

Notes payable in the amount of $1,986,000, which in connection with the Merger were exchanged for 6,620 shares of Series 1 Convertible Preferred Stock of Stem Cell Innovations (mandatorily convertible into 66,200,000 shares of Stem Cell upon stockholder approval) and warrants to purchase 33,100,000 shares of Stem Cell Innovations, exercisable at a price of $ .06 per share. The notes bore interest at 10% per annum and were due in December 2005.

Notes payable in the amount of $513,768 which in connection with the Merger were exchanged for 1,712.56 shares of Series 1 Convertible Preferred Stock of Stem Cell Innovations (mandatorily convertible into 17,125,597 shares of Stem Cell upon stockholder approval) and warrants to purchase 8,562,803 shares of Stem Cell, exercisable at a price of $.06 per share.

In 2005, the Company repaid $1,200,000 of outstanding notes.

NOTE C - LEASING ARRANGEMENTS

The Company leases its office and laboratory space in Houston, Texas. Rent expense for the years ending December 31, 2005, and 2004 was $148,515 and $137,904, respectively. The lease expires in August 2008. The lease is classified as operating lease with a minimum rental commitment at December 31, 2005 as follows:

AMPHIOXUS CELL TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005, AND 2004


         Year Ending December 31,
         ------------------------

                  2006                               $     148,704
                  2007                                     152,940
                  2008                                     101,960
                                                     -------------

                                                     $     403,604
                                                     =============

On February 1, 2006, the Company's wholly owned subsidiary, Stem Cell Innovations BV, entered into a 10 year lease agreement for office and laboratory space located in Leiden, Netherlands and an annual rental of 181,730 euros ($ 236,013 based upon the exchange rate of the Euro on March 31, 2006 of .77) . NOTE D - PREFERRED AND COMMON STOCK

The Company's preferred and common stock at December 31, 2005 consist of the following:

                                          Series A           Common            Class B
                                          Preferred           Stock            Common
                                        --------------    --------------    -------------
   Par value                                1.00              0.01              0.01

   Number of shares authorized            5,000,000        20,000,000         5,000,000

   Number of shares issued and
    outstanding                           2,000,000         6,739,383         1,185,265

In November, 2000, Eaglestone purchased 1,000,000 shares of Series A Preferred Stock (the "Series A") and 592,633 shares of Class B Common Stock for an aggregate purchase price of $1,000,000. In January 2001, Eaglestone purchased an additional 1,000,000 shares of Series A and 592,632 shares of Class B Common Stock for an aggregate purchase price of $1,000,000.

Holders of the Series A have the right to require the Company to redeem the Series A at a price equal to $1.00 per share plus an amount equal to 15% per annum accrued from the date of purchase of the Series A. As of December 31, 2005 and December 31, 2004, holders of the Series A could have required the Company to redeem the Series A for $3,500,000 and $3,200,000, respectively. The Company had the right to redeem the Series A at a price equal to $1.00 per share plus an amount equal to 30% per annum accrued from the date of purchase of the Series A. The Series A has been classified as mezzanine in the accompanying balance sheet.

The Class B Common Stock entitled the holders to receive 20% of the first $55,000,000 of proceeds received by the Company in a merger or other similar transaction. For amounts in excess of $55,000,000 but less than $80,000,000, the holders of the Class B Common Stock were entitled to receive 17.5% of the proceeds and for amounts in excess of $80,000,000 the amount was reduced to 15% of the proceeds.

In connection with the Merger, Eaglestone restructured its investment. In exchange for its investment in the Company which consisted of (i) a promissory note in the amount of $3,529,336, including accrued interest, (ii) 2,000,000 shares of the Series A and (iii) 1,185,265 shares of the Class B Stock, Eaglestone received 2,000,000 shares of Series 2 Preferred of SC, a promissory

AMPHIOXUS CELL TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005, AND 2004

note of SC in the principal amount of $2,935,000 and a royalty right with respect to revenues received by SC related to the C3A liver cell line technology of the Company. (See Note A). The difference between the value of Eaglestone's investment in the Company and value of the consideration received by Eaglestone will be accounted for as a contribution to capital.

At December 31, 2005, the Company had outstanding warrants to purchase, at a price of $1.00 per share, 525,000 shares of the Company's common stock.

NOTE E - INCOME TAXES

Significant components of the Company's deferred tax assets and liabilities are as follows:

                                              Year Ended December 31,
                                           ----------------------------
                                               2005            2004
                                           ------------    ------------
      Deferred tax assets:
         Net operating losses              $  2,929,000    $  2,242,214

         Depreciation                            22,000          21,433
                                           ------------    ------------
           Net deferred tax assets            2,951,000       2,263,647
      Valuation allowance                    (2,951,000)     (2,263,647)
                                           ------------    ------------

                                           $         --    $         --
                                           ============    ============


The Company recorded a valuation allowance equal to the net tax benefit for these deferred taxes has been established due to the uncertainty of realizing the benefit of such net operating loss carryforwards. The Company has incurred losses since its inception and had a tax net operating loss carryforward for federal income tax purposes at December 31, 2005 of approximately $7,700,000 that expires through 2025. The increase in the valuation allowance is due to the increase in the net operating loss in 2005. The Company believes that the Merger on February 14, 2006 will result in an "ownership change" under the Internal Revenue Code, Section 382, and the utilization of the net operating loss carryforwards will be significantly limited.

NOTE F  - RELATED PARTY TRANSACTIONS

The Company has a consulting arrangement with Mark Germain, Chairman of the Board of the Company, which provides for a monthly consulting fee of $10,000 and a 3% success fee on corporate transactions other than sales of products in the ordinary course of business. Either party can terminate the consulting arrangement on 30 days notice. During 2005, the Company paid Mr. Germain $40,000. Included in accrued expenses at December 31, 2005 is $210,000 owed to Mr. Germain. The Company paid Mr. Germain in full in March 2006. In addition, in March 2006, he received a fee of $171,000 in connection with the acquisition of Plurion's assets by the Company.


NOTE G - RESTATEMENT

The Company has revised the presentation of the Series A Preferred Stock as of January 1, 2004 and December 31, 2004 from the capital deficiency representing permanent equity to mezzanine capital representing temporary equity. As a result, as of January 1, 2004, the Company recorded as an increase in capital deficiency accumulated redemption payable on the Series A Preferred Stock of $900,000.

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